                                    $180,000,000


                                AMENDED AND RESTATED

                             REVOLVING CREDIT AGREEMENT


                                       among


                                     OEA, INC.,
                                   as the Company


                            THE NORTHERN TRUST COMPANY,
                                   as the Agent,


                             BANQUE NATIONALE DE PARIS,
                                    as Co-Agent,


                          U.S. BANK NATIONAL ASSOCIATION,
                                    as Co-Agent,


                          UNION BANK OF CALIFORNIA, N.A.,
                                    as Co-Agent,



                             and the Banks named herein

                                as of April 10, 1998

                              TABLE OF CONTENTS                         Page No.

Section 1. Definitions and Accounting. . . . . . . . . . . . . . . . . . . .1
     1.1.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2.  Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Section 2. The Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.1.  Restructuring of Loans. . . . . . . . . . . . . . . . . . . . . .10
     2.2.  Assignment of Loans . . . . . . . . . . . . . . . . . . . . . . .10
     2.3.  The Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.4.  Notice of Borrowings. . . . . . . . . . . . . . . . . . . . . . .11
     2.5.  Changes of Commitments. . . . . . . . . . . . . . . . . . . . . .11
     2.6.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.7.  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.8.  Several Obligations; Remedies Independent . . . . . . . . . . . .12
     2.9.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.10. Voluntary Conversion or Continuation of Loans . . . . . . . . . .12
     2.11. Extension of Commitments and Replacement of Banks . . . . . . . .13

Section 3. Payments of Principal and Interest. . . . . . . . . . . . . . . .15
     3.1.  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . . .15
     3.2.  Prepayments of Loans. . . . . . . . . . . . . . . . . . . . . . .15
     3.3.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

Section 4. Payments; Pro Rata Treatment; Computations; Etc.. . . . . . . . .16
     4.1.  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     4.2.  Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . . .16
     4.3.  Computations. . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.4.  Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.5.  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.6.  Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . .18
     4.7.  Set-off and Sharing of Payments, Etc. . . . . . . . . . . . . . .18

Section 5. Yield, Capital Maintenance and Taxes Provisions . . . . . . . . .19
     5.1.  Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . .19
     5.2.  Limitation on Types of Loans. . . . . . . . . . . . . . . . . . .21
     5.3.  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     5.4.  Treatment of Affected Loans . . . . . . . . . . . . . . . . . . .22
     5.5.  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .22
     5.6.  Responsibility of Affected Bank.. . . . . . . . . . . . . . . . .23
     5.7.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

Section 6. Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . .24
     6.1.  Initial Loan. . . . . . . . . . . . . . . . . . . . . . . . . . .24
     6.2.  Intercompany Loans to Aerospace or Pyroindustrie S.A. . . . . . .25

                                                                       Page No.
   6.3.     Initial and Subsequent Loans . . . . . . . . . . . . . . . . . .27
   6.4.     Withholding Tax Exemption. . . . . . . . . . . . . . . . . . . .27

Section 7.  Representations and Warranties . . . . . . . . . . . . . . . . .28
   7.1.     Corporate Existence and Related Matters. . . . . . . . . . . . .28
   7.2.     Financial Condition. . . . . . . . . . . . . . . . . . . . . . .28
   7.3.     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .28
   7.4.     No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
   7.5.     Corporate Power and Action; Binding Effect . . . . . . . . . . .29
   7.6.     Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . .29
   7.7.     Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . .29
   7.8.     ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
   7.9.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
   7.10.    Investment Company Act; Public Utility Holding Company Act . . .30
   7.11.    Credit Agreements. . . . . . . . . . . . . . . . . . . . . . . .30
   7.12.    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .30
   7.13.    Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . . . . .31
   7.14.    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
   7.15.    Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
   7.16.    Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .32

Section 8.  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
   8.1.     Financial Statements and Other Information . . . . . . . . . . .32
   8.2.     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .33
   8.3.     Corporate Existence, Etc.. . . . . . . . . . . . . . . . . . . .33
   8.4.     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   8.5.     Business Combinations and Asset Dispositions . . . . . . . . . .34
   8.6.     Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . .34
   8.7.     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .35
   8.8.     Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . .36
   8.9.     Lines of Business. . . . . . . . . . . . . . . . . . . . . . . .36
   8.10.    Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . .36
   8.11.    Indebtedness to EBITDA . . . . . . . . . . . . . . . . . . . . .36
   8.12.    Indebtedness to Total Capitalization . . . . . . . . . . . . . .36
   8.13.    Minimum Interest Coverage. . . . . . . . . . . . . . . . . . . .37
   8.14.    Sale of Stock of Subsidiaries. . . . . . . . . . . . . . . . . .37
   8.15.    Restrictions on Transactions with Affiliates and Stockholders. .37
   8.16.    Issuance of Stock by Subsidiaries. . . . . . . . . . . . . . . .37
   8.17.    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . .37

Section 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . .38

Section 10. The Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   10.1.    Appointment, Powers and Immunities . . . . . . . . . . . . . . .40
   10.2.    Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . . .40

                                                                       Page No.
   10.3.    Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
   10.4.    Rights as a Bank . . . . . . . . . . . . . . . . . . . . . . . .41
   10.5.    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .41
   10.6.    Non-Reliance on Agent and other Banks. . . . . . . . . . . . . .41
   10.7.    Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . .42
   10.8.    Resignation of Agent . . . . . . . . . . . . . . . . . . . . . .42
   10.9.    Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . .42

Section 11. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .42
   11.1.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   11.2.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.3.    Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.4.    Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . .43
   11.5.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . .44
   11.6.    Assignments and Participations . . . . . . . . . . . . . . . . .44
   11.7.    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
   11.8.    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
   11.9.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .45
   11.10.   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .45
   11.11.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .46
   11.12.   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .46
   11.13.   Consent To Jurisdiction. . . . . . . . . . . . . . . . . . . . .46
   11.14.   No Fiduciary Relationship. . . . . . . . . . . . . . . . . . . .47
   11.15    Amendment and Restatement. . . . . . . . . . . . . . . . . . . .47


Schedule 1 - Commitments and Information Concerning Banks
Schedule 2 - Authorized Officers of the Company
Schedule 3 - Existing Credit and Refinanced Indebtedness Agreements
Schedule 4 - Subsidiaries
Schedule 7.12 - Environmental Matters

Exhibit A - Form of Note
Exhibit B - Form of Notice of Eurodollar, Fed Funds or Alternate Base Rate Borrowing
Exhibit C - Form of Notice of Conversion or Continuation
Exhibit D - Form of Opinion of Counsel to the Company
Exhibit E - Form of OEA Pledge Agreement
Exhibit F - Form of Opinion of Foreign Counsel
Exhibit G - Form of Assignment Agreement
Exhibit H-1 - Form of Financial Instrument Pledge Declaration
Exhibit H-2 - Form of Promissory Note Pledge Declaration
Exhibit I - Pledge Attestation
Exhibit J - Aerospace Pledge Agreement

                                 AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT


     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "AGREEMENT") dated as of April 10, 1998 among OEA, INC., a Delaware corporation (the "COMPANY"), each of the banks named under the caption "Banks" on the signature pages hereof that is a signatory hereto (individually, a "BANK" and, collectively, the "BANKS"), THE NORTHERN TRUST COMPANY, individually and as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT"), BANQUE NATIONALE DE PARIS, U.S. BANK NATIONAL ASSOCIATION (F/K/A Colorado National Bank), and UNION BANK OF CALIFORNIA, N.A., individually and as the Co-Agents.

     WHEREAS, the Company and certain Banks (the "EXISTING BANKS") are parties to that certain Revolving Credit Agreement dated as of December 18, 1996 as amended by a First Amendment thereto dated as of September 10, 1997 (as heretofore amended, modified or supplemented, the "PRIOR AGREEMENT") pursuant to which the Existing Banks have made certain advances (the "PRIOR LOANS") to the Company; and

     WHEREAS, the Company and the Existing Banks have agreed that the Prior Agreement shall be amended and restated into this Agreement to, among other things, reflect the previous amendment to the Prior Agreement, increase the aggregate amount of the Commitments (as defined hereinafter) to $180,000,000, allow for the addition of new banks (the "NEW BANKS") to which each of the Existing Banks will assign a certain percentage of such Existing Bank's Prior Loans, and that the Prior Loans shall be deemed to be Loans under this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree to amend and restate the Prior Agreement in its entirety as follows:

     Section 1. DEFINITIONS AND ACCOUNTING .

     1.1. DEFINED TERMS . As used herein, the following terms shall have the following meanings (terms defined in this SECTION 1.1 or in other provisions of this Agreement in the singular to have correlative meanings when used in the plural and VICE VERSA):

            "AEROSPACE" means OEA Aerospace, Inc., a California corporation, together with its successors or assigns.

     "AEROSPACE PLEDGE AGREEMENT" shall mean the Pledge Agreement between Aerospace and the Agent, as collateral agent, in substantially the form of EXHIBIT J hereto, as the same may be amended from time to time.

     "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of the Voting Stock (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "ALTERNATE BASE RATE" shall mean for each day such interest rate per annum as shall be equal to the higher of (a) the Prime Rate on such day; or (b) the sum of (i) one half of one percent and (ii) the Fed Funds Rate on such day.

     "ALTERNATE BASE RATE LOAN" shall mean any Loan which bears interest at a rate determined with reference to the Alternate Base Rate.

     "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each type of Loan, the lending office of such Bank designated for such type of Loan on
SCHEDULE 1 hereto or such other office of such Bank as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such type are to be made and maintained.

     "APPLICABLE MARGIN" shall mean (a) if the consolidated Indebtedness of the Company and its Subsidiaries is less than or equal to 30% of Total Capitalization, then 60 basis points per annum; (b) if the consolidated Indebtedness of the Company and its Subsidiaries is greater than 30% but less than or equal to 40% of Total Capitalization, then 70 basis points per annum; and (c) if the consolidated Indebtedness of the Company and its Subsidiaries is greater than 40% of Total Capitalization, then 80 basis points per annum. Consolidated Indebtedness to Total Capitalization ("CAPITALIZATION RATIO") shall be calculated by the Borrower as of the end of each of its fiscal quarters and shall be reported to the Agent pursuant to a certificate executed by a senior financial officer of the Borrower and delivered concurrently with the certificate required by SECTION 8.1 hereof. The Applicable Margin shall be adjusted, if necessary, effective on and after the first Business Day after the date of receipt by the Agent of the certificate required to be delivered pursuant to SECTION 8.1 hereof; provided, that if such certificate, together with the financial statements to which such certificate relates, are not delivered by the required delivery date, then the highest Applicable Margin shall apply until the date such certificate is actually delivered and unless it indicates that a lower Applicable Margin is applicable. Until adjusted as described above, commencing on the date of this Agreement, the Applicable Margin shall be equal to 80 basis points.

     "ASSIGNMENT AGREEMENT" shall have the meaning attributed to that term in
SECTION 2.11(d) hereto.

     "AUTHORIZED OFFICER" shall mean (a)(i) in the case of the Company, its chief executive officer, its chief operating officer, its chief financial officer, any Person designated as an "Authorized Officer" of the Company in
SCHEDULE 2 attached hereto or any other Person designated as an "Authorized Officer" of the Company for the purpose of this Agreement and the documents delivered by the Company in connection herewith in an officer's certificate executed by the Company's secretary, assistant secretary or chief financial officer and delivered to the Agent; (ii) in the case of Aerospace, its President, Vice-President/Treasurer or Secretary, any other Person designated as an "Authorized Officer" of Aerospace in SCHEDULE 2 attached hereto or any other Person designated as an "Authorized Officer" of Aerospace for purpose of the Aerospace Pledge Agreement or French Filing Documents to which it is a party in an officer's certificate executed by Aerospace's President, Vice-President/Treasurer or Secretary and delivered to the Agent; and (b) in the case of each Bank, any officer of such Bank designated as its "Authorized Officer" in SCHEDULE 1 or any officer of such Bank designated its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement or the documents to which it is party in connection herewith, on behalf of the Company, or the Aerospace Pledge Agreement or French Filing Documents to which it is a party, on behalf of Aerospace by any individual who on or after the date of this Agreement shall have been an Authorized Officer thereof, and whom the Agent or any Bank in good faith believes to be a Authorized Officer of the Company and Aerospace, as applicable, at the time of such action shall be binding on the Company or Aerospace, as applicable, even though such individual shall have ceased to be an Authorized Officer of the Company or Aerospace, as applicable, and any action taken under this Agreement on behalf of any Bank by any individual who on or after the date of this Agreement shall have been an Authorized Officer of such Bank and whom the Company in good faith believes to be an Authorized Officer of such Bank at the time of such action shall be binding on such Bank even though such individual shall have ceased to be an Authorized Officer of such Bank.

     "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required by law to close in Chicago, Illinois and, if such day relates to a borrowing, a repayment or a notice in respect of a Eurodollar Loan, a day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person which are required to be accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert (other than the legal heirs of Ahmed D. Kafadar and Charles B. Kafadar and his legal heirs), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of Voting Stock of the Company.

     "CO-AGENTS" or "CO-AGENT" means collectively, Banque Nationale de Paris, U.S. Bank National Association and Union Bank of California, N.A. in their capacities as Co-Agents for the Banks and not in their individual capacities as Banks.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITMENT" shall mean, for each Bank, the obligation of such Bank to make Loans not exceeding the amount set forth opposite its name on SCHEDULE 1 hereto, as such amount may be modified by any assignment that has become effective pursuant to SECTION 11.6, and as such amount may be modified from time to time pursuant to the terms hereof.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean, at any time, the total of shareholders' equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) of the Company and its consolidated Subsidiaries calculated in accordance with GAAP, less the sum of the total amount of all intangible assets. Intangible assets shall include, without limitation, unamortized debt discount and expense, unamortized deferred charges and goodwill.

     "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to SECTION 2.10 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

     "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to SECTION 2.10 hereof of Alternate Base Rate Loans or Fed Funds Loans into Eurodollar Loans, or of Eurodollar Loans into Alternate Base Rate Loans or Fed Funds Loans, or Fed Funds Loans or Alternate Base Rate Loans into Alternate Base Rate Loans or Fed Funds Loans, respectively.

     "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

     "DOLLARS" and "$" shall mean lawful money of the United States of America.

     "EBITDA" means, for any period, on a consolidated basis for the Company and its consolidated Subsidiaries, the sum (without duplication) of the amounts for such period of (a) Net Income, plus (b) charges against income for foreign, federal, state and local taxes, plus (c) Interest Expense and interest expense not payable in cash (including amortization of discount), plus (d) depreciation, plus (e) amortization expense, including, without limitation, amortization of goodwill and other intangible assets plus (f) other non-cash charges classified as long term deferrals in accordance with GAAP, plus (g) extraordinary losses in the Company's or such Subsidiary's business, MINUS (h) interest income, minus
(i) extraordinary gains in the Company's or such Subsidiary's business.

     "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances or the treatment, processing, storage, disposal, release, transport or other handling thereof, including, but not limited to, the federal Solid Waste Disposal Act, the federal Clean Air Act, the federal Clean Water Act, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the federal Toxic Substances Control Act, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, in each case as now or at any time hereafter in effect.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

     "EURODOLLAR LOAN" shall mean any Loan which bears interest at a rate determined with reference to the LIBOR Base Rate.

     "EVENT OF DEFAULT" shall have the meaning attributed to such term in
SECTION 9 hereof.

     "FED FUNDS LOAN" shall mean any Loan which bears interest at a rate determined with reference to the Fed Funds Rate.

     "FED FUNDS RATE" shall mean for each day the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York in the Composite Closing Quotation for U.S. Government Securities on such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Fed Funds Rate for such day shall be such rate on such transaction for the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any date, the Fed Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

     "FRENCH FILING DOCUMENTS" means, collectively, the declarations and attestations in the forms of EXHIBITS H through I hereto.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

     "GUARANTEE" shall mean (a) a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be contingently liable with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, (b) a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or (c) an agreement to purchase, sell or lease property or services primarily to assure a creditor against loss, including causing a bank to open a standby letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" shall have correlative meanings.

     "INDEBTEDNESS" of any Person means, without duplication, (a) any obligation of such Person for borrowed money, including, without limitation, (i) any obligation of such Person evidenced by bonds, debentures, notes or similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (b) any obligation of such Person on account of deposits or advances,
(c) any obligation
of such Person for the deferred purchase price of any property or services, except trade accounts payable, (d) any Capital Lease Obligation of such Person,
(e) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person,
(f) reimbursement obligations in connection with letters of credit or surety bonds, (g) Rate Hedging Obligations, (h) the current portion of mandatory redeemable preferred stock, and (i) Guarantees issued by such Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued, but without duplication (including the interest component of Capital Lease Obligations), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with GAAP.

     "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from an Alternate Base Rate Loan or Fed Funds Loan or the last day of the next preceding Interest Period for such Eurodollar Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided, that (a) if any Interest Period for a Eurodollar Loan would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date, and (b) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day.

     "LIBOR BASE RATE" shall mean, with respect to any Eurodollar Loans to be made or converted from Alternate Base Rate Loans or Fed Funds Loans on any day for any Interest Period therefor, the applicable per annum London interbank offered rate for deposits in U.S. Dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the LIBOR Base Rate shall be equal to the London interbank offered rate for deposits in U.S. Dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable LIBOR Base Rate for the relevant Interest Period shall be the rate determined by the Agent to be the rate at which The Northern Trust Company offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of The Northern Trust Company's relevant portion of the Eurodollar Loan to be made or Converted and having a maturity approximately equal to such Interest Period.

     "LIBOR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to (a) the LIBOR Base Rate for such Loan for such Interest Period divided by (b) the remainder of 1 minus the Reserve Requirement for such Loan for such Interest Period.

     "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect thereof, including the interest of a vendor or lessor under any conditional sale, capital lease or other title retention agreement.

     "LOAN" shall mean any Eurodollar Loan, Alternate Base Rate Loan or Fed Funds Loan. A reference to a "type" of Loan refers to Eurodollar Loans as a group, Alternate Base Rate Loans as a group or Fed Funds Loans as a group.

     "MAJORITY BANKS" shall mean Banks holding at least 51% of the aggregate amount of the Commitments; provided that, if the Commitments shall have terminated, Majority Banks shall mean Banks holding at least 51% of the aggregate unpaid principal amount of the Loans.

     "MARGIN STOCK" shall mean margin stock within the meaning of Regulations U and X.

     "MULTIEMPLOYER PLAN" shall mean a Multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate as a "contributing sponsor" (within the meaning of Section 4001(a)(13) of ERISA) and which is covered by Title IV of ERISA.

     "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

     "NET MARK-TO-MARKET EXPOSURE" of the Company and its Subsidiaries means as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of the Company or such Subsidiary arising from Rate Hedging Obligations. "Unrealized losses" means the fair market value of the cost of the Company or such Subsidiary of replacing such Rate Hedging Obligation as of the date of determination (assuming the Rate Hedging Obligation were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain of the Company or such Subsidiary of replacing such Rate Hedging Obligation as of the date of determination (assuming such Rate Hedging Obligation were to be terminated as of that date).

     "NOTE" shall mean a promissory note of the Company payable to a Bank in substantially the form of EXHIBIT A hereto.

     "NOTICE OF ASSIGNMENT" is defined in SECTION 11.6(f).

     "OEA PLEDGE AGREEMENT" shall mean the Pledge Agreement between the Company and the Agent, as collateral agent, in substantially the form of EXHIBIT E hereto, as the same may be amended from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" shall mean a Plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

     "PERSON" shall mean any individual, corporation, limited liability company, voluntary association, partnership, trust, estate, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "PLAN" shall mean any plan, program or arrangement which constitutes an "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "PLEDGE AGREEMENT" or "PLEDGE AGREEMENTS" means the Aerospace Pledge Agreement and OEA Pledge Agreement, individually or collectively as the context may require.

     "POST-DEFAULT RATE" shall mean a rate per annum equal to 2% above the rate applicable to such Loan, but in no event less than a rate per annum equal to 2% above the Alternate Base Rate as in effect at the time of such default.

     "PRIME RATE" shall mean on any day the prime rate established by The Northern Trust Company and in effect on such day. Each change in the Prime Rate shall be effective from the date of the announcement by The Northern Trust Company of a change in its prime rate. Neither the Prime Rate nor the prime rate of The Northern Trust Company is intended to constitute the lowest rate of interest charged by The Northern Trust Company or any Bank.

     "QUARTERLY DATES" shall mean the last Business Day of each July, October, January and April, commencing on April 30, 1998.

     "RATE HEDGING OBLIGATIONS" means any and all obligations of the Company or any Subsidiary whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "REGULATIONS D, U AND X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "REGULATORY CHANGE" shall mean any change after the date of this Agreement in federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a Bank (whether or not having the force of law) by any court or governmental or monetary authority.

     "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the sum (expressed as a decimal) of (a) the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System against "Eurocurrency liabilities" and (b) any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined or (ii) any category of extensions of credit or other assets which includes a Eurodollar Loan.

     "SUBSIDIARY" shall mean any Person of which or in which the Company and its other Subsidiaries own directly or indirectly more than 50% or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

     "SUBSTANTIAL STOCKHOLDER" shall mean (a) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (b) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of CLAUSE (a) of this definition.

     "TERMINATION DATE" shall mean December 18, 2000 or any later date which has been established as the Termination Date pursuant to SECTION 2.11 hereof.

     "TOTAL CAPITALIZATION" shall mean, as of the time of any determination, the sum of (a) Consolidated Tangible Net Worth plus consolidated intangible assets, as determined in accordance with GAAP and (b) consolidated Indebtedness of the Company and its Subsidiaries.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     1.2. ACCOUNTING. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Banks hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the audited consolidated financial statements of the Company and the Subsidiaries referred to in SECTION 7.2 hereof (except for changes concurred in by the Company's independent public accountants).

     Section 2.   THE LOANS.

     2.1. RESTRUCTURING OF LOANS. On the date of this Agreement, the outstanding principal balance of, and accrued and unpaid interest on, the Prior Loans shall be restated and continued as Loans and accrued and unpaid interest under this Agreement. None of the Prior Loans or accrued and unpaid interest thereon shall be deemed to have been repaid as a result of the restructuring described in this SECTION 2.1.

     2.2. ASSIGNMENT OF LOANS. (a) Each of the Existing Banks hereby sells, transfers and assigns to one or more of the New Banks that percentage of its Loans outstanding on and held by such Existing Bank on the date of this Agreement such that each Bank will, after such sales, transfers and assignments by all Existing Banks to the New Banks, hold Loans pro rata in accordance with the respective Commitments of the Banks as set forth in SCHEDULE 1 hereto. The foregoing sale, transfer and assignment is made by each Existing Bank without representation or warranty of any kind, except that each Existing Bank warrants to each New Bank purchasing its Loans that (i) such Existing Bank is the legal and beneficial owner and holder of its Loans and has not previously assigned or conveyed to any Person any interest in or to its Loans; (ii) such Existing Bank has the power and authority to sell, transfer and assign its Loans as aforesaid, and such sale, transfer and assignment has been duly authorized by all necessary and appropriate corporate action on the part of such Existing Bank; and (iii) such sale, transfer and assignment by such Existing Bank is made free and clear of all security interests, liens and other claims of any kind by any other Person. Without limiting the foregoing, each Existing Bank makes no representation, and has no responsibility, with respect to (i) the legality, validity, binding effect or enforceability of the Prior Agreement; (ii) the filing, recording or taking of any other action with respect to the Prior Agreement; (iii) the collectibility of any of the Loans; or (iv) the financial or other condition of the Company. Each New Bank acknowledges and confirms that it has made its own independent investigation of the foregoing matters and documents and accepts the responsibility therefor. Each Existing Bank hereby acknowledges receipt of payment from each New Bank of the aggregate principal amount of that portion of its Loans being sold and assigned pursuant to the provisions of this SECTION 2.2. All accrued and unpaid interest on the Loans arising prior to the date of this Agreement shall be for the account of each Existing Bank in accordance with the percentage its Loans bear to the total of all Loans outstanding on the date of this Agreement. After the date of this Agreement, accrued and unpaid interest shall be for the account of each Bank as provided herein.

            (b)  Upon consummation of the transactions referred to in PARAGRAPH
(a) of this SECTION 2.2, (i) each Existing Bank shall be released from that portion of its obligations assigned hereunder and imposed on it pursuant to the terms of this Agreement, and (ii) each New Bank shall be a "Bank" for any and all purposes under this Agreement.

            (c)  After giving effect to the transactions described in PARAGRAPH
(a) above, each of the Banks acknowledges and confirms that the outstanding principal amount of the Loans held by it are as shown as SCHEDULE 1 attached hereto and incorporated herein by this reference.

     2.3.   THE LOANS.    (a) Each Bank severally agrees, on the terms of this
Agreement, to make Loans to the Company during the period from and including the date hereof to but not including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Alternate Base Rate Loans, Eurodollar Loans and Fed Funds Loans and may Convert Loans of one type into Loans of the other type or Continue Eurodollar Loans; provided, that no more than five (5) Eurodollar Loans may be outstanding from each Bank at any one time.

            (b) The Loans to be made on any day shall be in an aggregate amount not less than that specified in SECTION 4.4.


     2.4. NOTICE OF BORROWINGS. The Company shall give the Agent (which shall promptly notify the Banks) notice of each borrowing of Alternate Base Rate Loans, Eurodollar Loans or Fed Funds Loans hereunder as provided in SECTION 4.5 hereof. Not later than 1:00 p.m., Chicago time, on the date specified for each such borrowing hereunder, each Bank shall make available the amount of the Alternate Base Rate Loan, the Eurodollar Loan or the Fed Funds Loans to be made by it on such date to the Agent, at such account as it shall specify, in immediately available funds, for the account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by not later than 2:00 p.m., Chicago time, by depositing the same, in immediately available funds, in an account of the Company maintained at the Agent.

     2.5.   CHANGES OF COMMITMENTS.

            (a) The Company shall have the right to terminate or reduce the aggregate amount of the unused commitments at any time or from time to time, provided that: (i) the company shall give notice of each such termination or reduction as provided in SECTION 4.5 hereof; (ii) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 or integral multiples of $1,000,000 in excess thereof; (iii) the aggregate amount of Commitments shall not be reduced below the outstanding principal amount of Loans; and (iv) no such reduction shall cause the Commitment of any Bank to be reduced below the outstanding principal amount of Loans made by such Bank.

            (b)  Commitments once terminated or reduced may not be reinstated.

     2.6.   FEES.

            (a) The Company shall pay to the agent for the account of each bank (to be paid to each bank pro rata based on such bank's commitment without giving effect to any usage thereof) an annual facility fee on the amount of such Bank's Commitment, for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated or the Termination Date, at a rate of .125% per annum. The accrued facility fee in respect of the Commitments shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitments are terminated or the Termination Date.

            (b) The Company shall pay to the Agent for the account of each Bank a non-refundable fee in an amount equal to the product of .10% times the amount of such Bank's Commitment. Such fee shall be payable on or before the date of this Agreement.

            (c) The Company shall pay to the Agent for the account of the Agent such fees as shall be set forth in a letter Agreement dated the date of this Agreement between the Agent and the company.

     2.7. LENDING OFFICES. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

     2.8.   SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT.  The failure of any
Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation, if any, to make any Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Note to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and its Note, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

     2.9. NOTES. The Loans made by each Bank shall be evidenced by a promissory note of the Company in substantially the form of EXHIBIT A hereto. The date, amount, and type of each Loan made by each Bank, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of its Note evidencing such Loans held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided, however, that any failure to so record shall not affect the Company's obligations under this Agreement or the Notes.

     2.10.  VOLUNTARY CONVERSION OR CONTINUATION OF LOANS.  SUBJECT TO
SECTION 4.4 hereof, the Company shall have the right to Convert Loans of one type into Loans of another type or Continue Eurodollar Loans as such at any time, provided that: (a) the Company shall give the Agent written notice of each such Conversion or Continuation as provided in SECTION 4.5 hereof; and
(b) Eurodollar Loans may be Continued or Converted only on the last day of an Interest Period for such Loans.

     2.11.  EXTENSION OF COMMITMENTS AND REPLACEMENT OF BANKS.

            (a) The Company may, no later than 60 days but no sooner than 90 days prior to the first anniversary date and/or the second anniversary date of the execution of this Agreement only, request an extension of the Termination Date to a Business Day falling not more than 364 days after the then existing Termination Date, by giving written notice to the Agent and each Bank (each such notice being an "EXTENSION REQUEST"). Each Bank receiving such an Extension Request may, in accordance with such Extension Request but in the absolute and sole discretion of such Bank, agree to extend the Termination Date by delivering to the Company and the Agent an irrevocable notice (a "CONSENT NOTICE") to such effect, which consent shall specifically refer to this SECTION 2.11 and which shall be given no later than 30 days prior to the first or second anniversary date of this Agreement, as applicable (each period between the receipt of the Extension Notice and the deadline for response being referred to as the "CONSENT PERIOD"). Such extension shall not be effective with respect to a Bank (i) which, by a notice (a "WITHDRAWAL NOTICE") to the Company and the Agent during the Consent Period, declines to consent to such extension or (ii) which has failed to respond to the Company and the Agent within the Consent Period (each such Bank giving a Withdrawal Notice or failing to respond in a timely manner being called a "WITHDRAWING BANK" and each Bank other than a Withdrawing Bank being called a "CONTINUING BANK"). The Commitment of each Withdrawing Bank shall terminate on the Termination Date, without giving any effect to such proposed extension; provided, however, so long as no Default exists, the Company may, at any time after the Consent Period but before the Termination Date applicable to such Withdrawing Bank by not less than three Business Days' prior written notice to the Agent and such Bank, cancel such Withdrawing Bank's Commitment and thereupon prepay all Loans made by such Withdrawing Bank, together with interest and fees accrued to the date of such prepayment and amounts due under SECTION 5.5, if any, whereupon such Withdrawing Bank shall cease to be obliged to make further Loans hereunder, its Commitment shall be reduced to zero and it shall be released from all its obligations under this Agreement.

            (b) In the event the Company does not cancel a Withdrawing Bank's Commitment and prepay all Loans from such Withdrawing Bank in accordance with the proviso in SECTION 2.11(a), the Agent shall determine whether to seek to allocate such Withdrawing Bank's Commitment among all the Continuing Banks or a single Continuing Bank and before the 20th day prior to the Termination Date (the period between the end of the Consent Period and the date 20 days before the Termination Date being the "ALLOCATION PERIOD") applicable to such Withdrawing Bank with the consent of all the Continuing Banks or the affected Continuing Bank, as applicable, either increase the Commitment of each Continuing Bank in an amount equal to a pro rata portion of such Withdrawing Bank's Commitment or increase the amount of the applicable Continuing Bank's Commitment in an amount equal to such Withdrawing Bank's Commitment. In such event, such Withdrawing Bank shall execute and deliver an Assignment Agreement between itself and each Continuing Bank, in the case of a pro rata allocation of such Withdrawing Bank's Commitment among all the Continuing Banks, or the applicable Bank, in the event a single Continuing Bank assumes such Withdrawing Bank's Commitment.

            (c) In the event a Withdrawing Bank's Commitment is not reallocated as provided in SECTION 2.11(b), the Company may replace such Withdrawing Bank during the 15-day period (the "REPLACEMENT PERIOD") commencing at the end of the Allocation Period and ending on (and including) the date 5 days before the Termination Date then in effect with respect to such Withdrawing Bank, provided (i) that no Default shall have occurred and be continuing,
(ii) that such Withdrawing Bank being replaced has been paid in full all of its Loans, including principal and interest, and other amounts due to it hereunder,
(iii) that the aggregate amount of the Commitments shall not exceed $180,000,000, (iv) that any such replacement bank(s) assume(s) all the rights and obligations of a "Bank" hereunder pursuant an Assignment Agreement(s) (hereinafter defined) and (v) that such replacement bank(s) is (are) satisfactory to the Agent. If the Company does not find a replacement bank(s) by the end of the Replacement Period, the Commitment of such Withdrawing Bank shall lapse as provided in SECTION 2.11(a) and shall thereupon be deducted from the aggregate amount of the Commitments to which the Company is entitled under this Agreement.

            (d) Any replacement bank may become a "Bank" under this Agreement and any Continuing Bank may increase its Commitment hereunder by executing and delivering to the Company and the Agent an Assignment Agreement (an "ASSIGNMENT AGREEMENT") in substantially the form of EXHIBIT G hereto and such related documentation as shall be satisfactory in form and substance to the Agent, pursuant to which such bank shall assume the rights, privileges, duties and obligations of a "Bank" hereunder or the Continuing Bank increase its Commitment, as applicable. Upon the effectiveness of any such Assignment Agreement and related documentation, such acceding bank or Continuing Bank increasing its Commitment shall become or continue as a "Bank" for all purposes of this Agreement having the Commitment specified in such Assignment Agreement and any such assigned commitment shall expire on the Termination Date applicable thereto.

            (e) The Agent shall promptly provide a copy of each Assignment Agreement to each of the Banks.

            (f) If any Loans shall be outstanding at the time an Assignment Agreement becomes effective, the Company shall repay such portion of such Loans and borrow an equal principal amount of new Loans from the Bank which has acceded or increased its Commitment hereunder so that after giving effect to such prepayment and borrowing Loans are held PRO RATA among the Banks in accordance with the Commitments. The Banks shall make disbursements among themselves to give effect to such prepayment and borrowing pursuant to instructions from the Agent. The Company shall pay accrued interest to the date of prepayment on any Loans so prepaid, together with any amounts payable as a result of such prepayment pursuant to SECTION 5.5, such prepayments being due on the date of such prepayments. Any Eurodollar Loans made by any acceding Bank or Bank increasing its Commitment shall (if not made on the first day of the relevant Interest Period hereunder) bear interest from the date they are made to the end of the then current Interest Period(s) for Eurodollar Loans hereunder at such rate(s) per annum as shall be set forth in the Assignment Agreement.

     Section 3.   PAYMENTS OF PRINCIPAL AND INTEREST.

            3.1. REPAYMENT OF LOANS. The Company unconditionally promises to pay to the Agent for the account of each Bank the principal of such Bank's Loans on the Termination Date.

     3.2.   PREPAYMENTS OF LOANS.

            (a) The Company shall have no right to prepay any principal amount of any Alternate Base Rate Loans, Eurodollar Loans or Fed Funds Loans other than as provided in SUBSECTION (b) below.

            (b) The Company may, upon the giving of such notice as is specified in SECTION 4.5 hereof, and if such notice is given the Company shall, prepay the outstanding principal amounts of the Alternate Base Rate Loans, Eurodollar Loans or Fed Funds Loans in whole or ratably (in accordance with the outstanding principal amounts of Loans of such type then held by the Banks) in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, (i) partial prepayment shall be in an aggregate principal amount not less than that specified in SECTION 4.4 and
(ii) Eurodollar Loans prepaid on a day other than the last day of an Interest Period therefor shall be subject to SECTION 5.5.

     3.3.   INTEREST.

            (a) The Company promises to pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, (i) while such Loan is an Alternate Base Rate Loan, at a rate per annum equal to the Alternate Base Rate (as in effect from time to time); (ii) while such Loan is a Fed Funds Loan, at a rate per annum equal to the Fed Funds Rate (as in effect from time to time), plus the Applicable Margin and (iii) while such Loan is a Eurodollar Loan, for each Interest Period relating thereto, at a rate per annum equal to the LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

            (b) Notwithstanding the foregoing, the Company will pay to the Agent for the account of each Bank interest at the Post-Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) on any interest or other amount payable by the Company hereunder or under the Note held by such Bank which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for each day during the period from and including the due date thereof to but excluding the date the same is paid in full.

            (c) Accrued interest shall be payable (i) in the case of an Alternate Base Rate Loan or Fed Funds Loan, quarterly on the Quarterly Dates,
(ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is in excess of three months, the day three months after the commencement of such Interest Period and thereafter the day three months after each preceding payment date and (iii) in the case of any Alternate Base Rate Loan, Eurodollar Loan or Fed Funds Loan, upon the payment or prepayment thereof or the

Conversion of such Loan to a Loan of another type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is Converted into an Alternate Base Rate Loan or Fed Funds Loan pursuant to SECTION 5.4 hereof shall be payable on the date of Conversion (but only to the extent so Converted).


            (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks and the Company.

     Section 4.   PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC..

     4.1.   PAYMENTS.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest, fees and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at such account as it may specify, not later than 1:00 p.m., Chicago time, on the date on which such payment shall become due. The failure of the Company to make any such payment by such time shall not constitute a Default hereunder, provided that such payment is received by the Agent in immediately available funds by 4:00 p.m., Chicago time, on such due date, but any such payment after 1:00 p.m., Chicago time, on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans, unless the Agent, in fact, was able to remit to each Bank its pro rata share of such payment by 4:00 p.m., Chicago time, on such due date.

            (b) The Agent may (but shall not be obligated to) debit the amount of any payment which is required to be made by the Company under this Agreement, any Note or any other document delivered in connection herewith to any ordinary deposit account of the Company with the Agent on or after the due date of such payment.

            (c) Each payment received by the Agent under this Agreement, any Note or any Pledge Agreement for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

     4.2.   PRO RATA TREATMENT.

     Except to the extent otherwise provided herein: (a) each borrowing from the Banks under SECTION 2.3 hereof shall be made from the Banks, each payment of facility fees under SECTION 2.6(a) hereof shall be made for the account of the Banks, and each termination or reduction of the amount of the Commitments under
SECTION 2.5 hereof shall be applied to the Commitments of the Banks, pro rata according to the amount of such Commitments; (b) the making, Conversion and Continuation of Loans of a particular type (other than Conversions provided for by SECTION 5.4 hereof) shall be made pro rata among the Banks according to the amount of the Commitments, and the then current Interest Period for each Loan of such type shall be coterminous; (c) each payment or prepayment of principal of Loans by the Company shall be made for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of the relevant type held by the Banks; and (d) each payment of interest on Loans by the Company shall be made for the account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks with respect to Loans of the relevant type.

     4.3. COMPUTATIONS . Interest on Eurodollar Loans, Alternate Base Rate Loans, Fed Funds Loans and facility fees shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     4.4. MINIMUM AMOUNTS . Except for Conversions or prepayments made pursuant to SECTION 2.11 or 5.4 hereof, each borrowing, Conversion and prepayment (other than prepayment in full) of principal of Loans shall be in an amount at least equal to $1,000,000. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $5,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Alternate Base Rate Loans during such period.

     4.5.   CERTAIN NOTICES .

            (a) Notices by the Company to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans, of the type of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m., Chicago time, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


                                                                 Number of
                                                                  Business
            Notice                                               Days prior
            ------                                               ----------
     Termination or
     reduction of Commitments                                    5

     Borrowing or repayment of,
     or Conversions into,
     Alternate Base Rate Loans or Fed Funds Loans                0

     Borrowing or repayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                                2

            (b) Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing (which shall be in substantially the form of EXHIBIT B hereto), Conversion or Continuation (which shall be in substantially the form of EXHIBIT C hereto), or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to SECTION 4.4 hereof) and type of the Loans to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business
Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice.

            (c) In the event that the Company fails to select the type of Loan, or the duration of any Interest Period for any Eurodollar Loan within the time period and otherwise as provided in this SECTION 4.5, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into an Alternate Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an Alternate Base Rate Loan or Fed Funds Loan) will remain as such type of Loan, or (if not then outstanding) will be made as, an Alternate Base Rate Loan.

     4.6. NON-RECEIPT OF FUNDS BY THE AGENT . Unless the Agent shall have been notified by a Bank or the Company (the "PAYOR") prior to the time by which the Payor is scheduled to make a payment to the Agent (a "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may in reliance upon such assumption (but shall not be required to) make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Alternate Base Rate for such day; and if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid at the Alternate Base Rate.

     4.7.   SET-OFF AND SHARING OF PAYMENTS, ETC.

            (a) The Company agrees that in addition to any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled to offset balances and other claims of the Company at any of such Bank's offices, in Dollars or in any other currency, against any amount payable to such Bank hereunder or under any other document delivered in connection herewith which is not paid when due (regardless of whether such balances and other claims are then due).

            (b) If any Bank shall obtain payment of any principal of or interest on any Loan through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Company to such Bank than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in the Loans made by such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) The Company agrees that any Bank so purchasing a participation may exercise all rights of set-off, banker's lien, counterclaim or similar rights it may otherwise have with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

            (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of the Company.

     Section 5.   YIELD, CAPITAL MAINTENANCE AND TAXES PROVISIONS.

     5.1.   ADDITIONAL COSTS.

            (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any eurodollar loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

                 (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                 (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBOR Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank or any commitment of such Bank; or

                 (iii) imposes any other condition affecting this Agreement, its Note (or any of such extensions of credit or liabilities) or Commitment.

            (b)  Without limiting the effect of the provisions of
SECTION 5.1(a) hereof, the obligation of any Bank to make or Continue, or to Convert Alternate Base Rate Loans or Fed Funds Loans into Eurodollar Loans hereunder shall be suspended upon notice to the Company (with a copy to the Agent) until any Regulatory Change ceases to be in effect (in which case the provisions of SECTION 5.4 hereof shall be applicable), in the event that, by reason of such Regulatory Change, such Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold.

            (c) Without limiting the effect of the foregoing provisions of this SECTION 5.1 (but without duplication), if any Bank determines that compliance with any change in any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment to lend hereunder and other commitments of this type or any Loan, then, upon demand by such Bank (with a copy of such demand to the Agent), the Company shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such Person in the light of such circumstances, to the extent that such Bank determines such increase in capital to be allocable to the existence of such Bank's Commitment to lend or Loans hereunder.

            (d) Each Bank will notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under SUBSECTIONS (a) or (c) of this SECTION 5.1 as promptly as practicable. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under SUBSECTION (a) or (c) of this SECTION 5.1, which certificate shall be conclusive and binding on the Company in the absence of manifest error. Determinations and allocations by any Bank for purposes of this SECTION 5.1 of the effect of any Regulatory Change, law, regulation, guideline or request of any central bank or other monetary authority shall be conclusive and binding on the Company absent manifest error.

            (e) Notwithstanding the foregoing, the Company will not be required to reimburse any Bank for any Additional Costs or increase in capital under this SECTION 5.1 arising prior to 90 days preceding the date of notice, unless the applicable Regulatory Change, law, regulation, guideline or request of any central bank or other monetary authority (collectively, a "CHANGE") is imposed retroactively. In the case of a Change which is retroactive in effect, such notice shall be provided to the Company not later than 90 days from the date that such Bank reasonably should have learned of such Change and the Company's obligation to compensate such Bank for such Additional Costs or increase in capital is contingent upon the provision of such timely notice (but any failure by such Bank to provide such timely notice shall not affect the Company's reimbursement obligations with respect to (i) Additional Costs or increase in capital incurred from the date as of which the Change became effective to the date that is 90 days after such Bank reasonably should have learned of such Change and (ii) Additional Costs or increases in capital following the provision of such notice. No failure on the part of any Bank to demand compensation under this SECTION 5.1 shall constitute a waiver of its right to demand such compensation on any other occasion in connection with any other Change. If the affected Bank shall subsequently recoup costs for which such Bank has theretofore been compensated by the Company, such Bank shall remit to the Company the amount of the recoupment.

            (f) If the Company shall be required to make any payment or reimbursement or to compensate any Bank under this SECTION 5.1, so long as no Default has occurred and is continuing, the Company shall be free at any time within 180 days after the receipt of the certificate of the affected Bank, (i) to terminate the affected Bank's Commitment and the affected Bank's entitlement to the facility fee accruing after such termination and to prepay the Loans of such Bank in full together with accrued and unpaid interest on the amount thereof and all other amounts payable hereunder, (ii) to prepay the affected portion of any Loan in full, together with accrued and unpaid interest on the amount thereof and pay all other amounts payable hereunder through the date of such prepayment or (iii) to replace any such Bank with another bank reasonably acceptable to the Agent. Upon any exercise of the rights described in CLAUSE
(i), (ii) or (iii) above, the Company shall pay such affected Bank all amounts payable pursuant to SECTION 5.5 with respect to the cost of funds and SUBSECTION
(a) or (c) of this SECTION 5.1 in order to compensate such affected Bank for Additional Costs or increases in capital with respect to the period prior to termination, prepayment or replacement, as the case may be.

     5.2. LIMITATION ON TYPES OF LOANS . Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

            (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) the Majority Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining such type of Loans for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or Continue Eurodollar Loans or to Convert Alternate Base Rate Loans or Fed Funds Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Alternate Base Rate Loans in accordance with SECTION 2.10 hereof.

     5.3. ILLEGALITY . Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make or Continue, or to Convert Alternate Base Rate Loans or Fed Funds Loans into Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of SECTION 5.4 hereof shall be applicable).

     5.4.   TREATMENT OF AFFECTED LOANS .

            (a) If the obligation of any Bank to make or Continue, or to Convert Alternate Base Rate Loans or Fed Funds Loans into Eurodollar Loans is suspended pursuant to SECTION 5.1, 5.2 or 5.3 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by SECTION 5.3 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in SECTION 5.1, 5.2 or 5.3 hereof which gave rise to such Conversion no longer exist:

                 (i) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Alternate Base Rate Loans; and

                 (ii) all Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Alternate Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall remain as Alternate Base Rate Loans or Fed Funds Loans, as applicable.

            (b) If such Bank gives notice to the Company (with a copy to the Agent) that the circumstances specified in SECTION 5.1, 5.2 or 5.3 hereof which gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this
SECTION 5.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans to the extent necessary so that, after giving effect thereto, all Eurodollar Loans are held pro rata (as to principal amounts, types and Interest Periods) in accordance with the Commitments.

     5.5.   COMPENSATION.

            (a) The Company shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient to compensate it for any loss, cost or expense (other than the loss of such Bank's margin or spread) which such Bank determines are attributable to (i) any payment, prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 9 hereof or a prepayment pursuant to SECTION 3.2 hereof) on a date other than the last day of the Interest Period for such Loan; or (ii) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
SECTION 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to SECTION 2.4 hereof but excluding any such failure that results from the failure or refusal of a Bank to make such Loan if all of the conditions precedent specified in SECTION 6 shall have been satisfied in respect thereof.

            (b) Without limiting the effect of SECTION 5.5(a), such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed (other than its margin or spread) for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

     5.6. RESPONSIBILITY OF AFFECTED BANK. Upon the occurrence of any change in circumstances pursuant to SECTION 5.1, 5.2 or 5.3 and subject to the provisions of such Sections, the Bank affected by such change shall use its reasonable efforts to conduct a review of alternative reasonable courses of action which may mitigate or eliminate the increased cost to the Bank of making, funding or maintaining any Loan made by it and its obligations in respect of its Commitment hereunder and shall engage in any such alternative course of action which is considered reasonable under the circumstances as they shall exist at such time; provided that such alternative course of action will not result in any increased costs or reduction of the amount of any payment receivable hereunder by such Bank, cause such Bank, in its good faith judgment, to violate one or more of its policies in order to avoid such increased cost or reduction or otherwise materially adversely affect such Loan or such Bank.

     5.7.   TAXES.

            (a) All payments by the Company hereunder or under the Notes shall be made free and clear of and without deduction or withholding (except for a Bank not complying with SECTION 6.4) for or on account of all present or future taxes, deductions or withholdings, excluding, in the case of each Bank (or its Applicable Lending Office) and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (or its Applicable Lending Office) or the Agent is organized or any political subdivision thereof (all such non-excluded taxes, deductions and withholdings being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from any amount payable hereunder or under any Note, (i) the amount payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this SECTION 5.7) the payee receives an amount equal to the amount it would have received had no such deductions been made and (ii) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law. The Company shall have no obligation to gross up payments under this SECTION 5.7 to any Bank failing to comply with SECTION 6.4.

            (b) In addition, the Company agrees to pay any present or future stamp, documentary, excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

            (c) The Company will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 5.7) paid by such Bank or the Agent. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this SECTION 5.7 shall survive the payment in full of principal and interest hereunder and under the Notes.

     Section 6.   CONDITIONS PRECEDENT.

     6.1. INITIAL LOAN. The obligation of each Bank to make its initial Loan hereunder is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent in form and substance:

            (a) CORPORATE ACTION. Certified copies of the articles of incorporation and by-laws of the Company and all corporate action taken by the Company approving this Agreement, the Notes, the OEA Pledge Agreement and the French Filing Documents to which it is a party and borrowing by the Company hereunder (including a certificate of the secretary or assistant secretary of the Company setting forth the resolutions of the Board of Directors of the Company adopted in respect of the transactions contemplated hereby and thereby).

            (b) INCUMBENCY. A certificate of the secretary or assistant secretary of the Company naming and setting forth the specimen signature of each of the officers and Authorized Officers of the Company (i) who is authorized to sign on its behalf this Agreement, the Notes, the OEA Pledge Agreement or the French Filing Documents to which it is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby or thereby.

            (c) OFFICER'S CERTIFICATE. A certificate of the chief financial officer of the Company to the effect set forth in the first sentence of
SECTION 6.3 hereof.

            (d) OPINION OF COUNSEL TO THE COMPANY. An opinion of Sherman & Howard L.L.C., special counsel to the Company, substantially in the form of EXHIBIT D hereto.

            (e) NOTES. The Notes, duly completed and executed. Each of the Existing Banks agrees to promptly return to the Agent for delivery to the Company the original note previously delivered to it by the Company under the Prior Agreement.

            (f) LIEN SEARCHES. Satisfactory Lien search results conducted against the Company in California, Colorado and Utah.

            (g)  EVIDENCE OF INSURANCE.  Evidence of insurance as described in
SECTION 8.4.

            (h) OTHER DOCUMENTS. Such other documents as the Agent or any Bank may reasonable request.

     6.2.   INTERCOMPANY LOANS TO AEROSPACE OR PYROINDUSTRIE S.A.   Except for
loans to Pyroindustrie S.A. in an aggregate principal amount of $10,000,000 and evidenced by the Prior Pyroindustrie Note (hereinafter defined), the Company agrees not to lend all or any portion of the proceeds of any Loans to Aerospace or Pyroindustrie S.A. unless it has previously delivered to the Agent the following documents, each of which shall be satisfactory to the Agent in form and substance:

            (a) OEA PLEDGE AGREEMENT. The OEA Pledge Agreement, duly completed and executed.

            (b) PLEDGED STOCK AND PLEDGED NOTES. Certificates, if any, evidencing all of the initially Pledged Shares (as defined in the OEA Pledge Agreement) described on ATTACHMENT 1 to the OEA Pledge Agreement, together with executed (but undated) stock powers in respect of such Pledged Shares, in form and substance satisfactory to the Agent. The Company shall have further delivered and endorsed to the Agent, as collateral agent on behalf of the Banks, the Pledged Note (as defined in the OEA Pledge Agreement) described on ATTACHMENT 1 to the OEA Pledge Agreement in form and substance satisfactory to the Agent, which Pledged Note shall include any amounts previously loaned to Pyroindustrie S.A. under that certain Intercompany Note dated January 15, 1998 in the original principal amount of $10,000,000 ("PRIOR PYROINDUSTRIE NOTE").

            (c) FOREIGN COUNSEL OPINION. An opinion of HSD Ernst & Young, French Counsel to the Company and Aerospace, in substantially the form of EXHIBIT F hereto.

            (d) FINANCIAL INSTRUMENT PLEDGE DECLARATION. A duly executed and completed Financial Instrument Pledge Declaration executed by OEA substantially in the form of EXHIBIT H-1 hereto.

            (e) PROMISSORY NOTE PLEDGE DECLARATION. Duly executed and completed Promissory Note Pledge Declarations executed by OEA and Aerospace with respect to their Pledged Notes substantially in the form of EXHIBIT H-2 hereto.

            (f) PLEDGE ATTESTATIONS. Duly executed and completed Pledge Attestations executed by OEA and Aerospace substantially in the form of
EXHIBIT I hereto.

            (g) PYROINDUSTRIE S.A. RESOLUTIONS. A copy, duly certified by the secretary, assistant secretary or other appropriate officer of Pyroindustrie S.A. of resolutions of Pyroindustrie S.A.'s Board of Directors, consenting to the pledge by the Company and Aerospace to the Agent, for the benefit of the Banks, of the collateral described in their respective Pledge Agreements.

            (h) UCC FINANCING STATEMENTS. Such duly executed financing statements and other documents together with such other acts and things as the Agent may have required to establish and maintain a valid lien and security interest in the collateral described in the Pledge Agreements.

            (i) AEROSPACE CORPORATE ACTION. Certified copies of the articles of incorporation and by-laws of Aerospace and all corporate action taken by Aerospace approving the Aerospace Pledge Agreement and the French Filing Documents to which it is a party (including a certificate of the secretary or assistant secretary of Aerospace setting forth the resolutions of the Board of Directors of Aerospace adopted in respect of the transactions contemplated thereby).

            (j) AEROSPACE INCUMBENCY. A certificate of the secretary or assistant secretary of Aerospace naming and setting forth the specimen signature of each of the Authorized Officers of Aerospace (i) who is authorized to sign on its behalf the Aerospace Pledge Agreement and the French Filing Documents to which it is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purpose of signing documents and giving notices and other communications in connection with the Aerospace Pledge Agreement and transactions contemplated thereby.

            (k) AEROSPACE PLEDGE AGREEMENT. The Aerospace Pledge Agreement, duly completed and executed.

            (l) PLEDGED NOTES. The Pledged Notes (as defined in the Aerospace Pledge Agreement) described on ATTACHMENT 1 to the Aerospace Pledge Agreement in form and substance satisfactory to the Agent, duly endorsed to the Agent, as collateral agent on behalf of the Banks.

            (m) LEGAL OPINIONS. Legal opinions of Colorado, California and French counsel to the Company and Aerospace as the Agent may require.

            (n) EVIDENCE OF CANCELLATION OF PRIOR PYROINDUSTRIE Note. Evidence satisfactory to the Agent that the Prior Pyroindustrie Note has been cancelled and replaced by the Pledged Note (as defined in the OEA Pledge Agreement).

            (o) OTHER DOCUMENTS. Such other documents as the Agent or any Bank may reasonably request.

     Upon the Agent's receipt of each of the documents described in SECTION 6.2, the Agent shall notify the Company and the Banks that the conditions specified in this SECTION 6.2 have been satisfied.

     6.3. INITIAL AND SUBSEQUENT LOANS. The obligations of the Banks to make any Loan (including the initial Loan but other than Loans which would not increase the aggregate Dollar amount of Loans outstanding) are subject to the further conditions precedent that, both immediately prior to such Loan and also after giving effect thereto: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties in SECTION 7 hereof or in any Pledge Agreement shall be true and correct on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date except to the extent such representations and warranties state that they relate solely to a specified date. Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence.

     6.4.   WITHHOLDING TAX EXEMPTION.   At least five Business Days prior to
the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Company and the Agent two duly completed copies of the United States Internal Revenue Service From 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Bank or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     Section 7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks that:

     7.1. CORPORATE EXISTENCE AND RELATED MATTERS. Each of the Company and its Subsidiaries: (a) in the case of corporate Subsidiaries, is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) in the case of non-corporate Subsidiaries, are entities duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization; (c) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (d) is qualified to do business in each jurisdiction where, because of the value of its respective activities or properties, such qualification is required.

     7.2.   FINANCIAL CONDITION.

            (a) The consolidated balance sheet of the Company and its Subsidiaries as at July 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Ernst & Young, L.L.P., heretofore furnished to each of the Banks, have been prepared in conformity with GAAP applied on basis consistent with the preceding fiscal year and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at said date, and the consolidated results of their operations for the fiscal year ended on said date in accordance with GAAP.

            (b) Neither the Company Nor any of its Subsidiaries had on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets or the notes thereto as at said dates.

            (c) Since July 31, 1997, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

     7.3. LITIGATION. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which would have a material adverse effect on (i) the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries or (ii) the ability of the Company or Aerospace to perform its respective obligations under this Agreement, the Notes, the Pledge Agreements or the French Filing Documents to which it is a party.

     7.4. NO BREACH. The execution, delivery and performance by the Company of this Agreement, the Notes, the OEA Pledge Agreement and the French Filing Documents to which it is a party will not conflict with or result in a breach of, or cause the creation of a Lien (other than as contemplated by the OEA Pledge Agreement and French Filing Documents) or require any consent under, the articles of incorporation or by-laws of the Company or any applicable law or regulation, or any order, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound.

     7.5. CORPORATE POWER AND ACTION; BINDING EFFECT. The Company has all necessary corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, the Notes, the OEA Pledge Agreement and the French Filing Documents to which it is a party; the execution, delivery and performance by the Company of this Agreement, the Notes, the OEA Pledge Agreement and the French Filing Documents to which it is a party have been duly authorized by all necessary corporate action on its part; and this Agreement, the OEA Pledge Agreement and the French Filing Documents to which it is a party have been duly and validly executed and delivered by the Company, and constitute, and each of the Notes when executed and delivered for value will constitute, legal, valid and binding obligations, enforceable in accordance with its terms.

     7.6. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Agreement, the Notes or the OEA Pledge Agreement or for the validity or enforceability thereof, except for the French Filing Documents all of which have been or will be completed and filed concurrently with the execution of the OEA Pledge Agreement.

     7.7.   MARGIN STOCK.   Neither the Company nor any of its Subsidiaries is
engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

     7.8.   ERISA.

            (a) The Company and the ERISA Affiliates and the plan administrator of each Plan have fulfilled in all material respects their respective obligations under ERISA and the Code with respect to each Plan and each Plan complies in all material respects with all applicable statutes and governmental rules and regulations.

            (b) With respect to each Plan, there has been no (i) "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder which is not subject to the provision for waiver of the 30-day notice requirement to the PBGC; (ii) failure to make or properly accrue any contribution which is due to any Plan; (iii) action under Section 4041 of ERISA to terminate any Pension Plan; (iv) withdrawal from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

(vi) the imposition of liability pursuant to Section 4062(e), 4069 or 4212 of ERISA; (vii) complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Pension Plan which is a Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA; (viii) prohibited transaction described in Section 406 of ERISA or 4975 of the Code which could give rise to the imposition of any material fines, penalties, taxes or related charges; (xi) assertion of a material claim (other than routine claims for benefits) against any Plan (other than a Multiemployer
Plan) which could reasonably be expected to be successful; (x) receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under
Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code, if applicable; or (xi) imposition of a lien pursuant to Section 401(a)(29) of the Code or 412(n) of ERISA.

     7.9.   TAXES.   United States federal income tax returns of the Company
and the Subsidiaries have been examined and closed through the fiscal year of the Company ended July 31, 1992. The Company and its Subsidiaries have filed all United States federal income tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate in all material respects.

     7.10.  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.   The
Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not a "holding company" or a "subsidiary holding company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.11.  CREDIT AGREEMENTS.   As of the date hereof, SCHEDULE 3 hereto is a
complete and correct list of each credit, loan or purchase agreement, Guarantee or other arrangement providing for any Indebtedness or any extension of credit to, or Guarantee by, the Company or any of its Subsidiaries, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said SCHEDULE 3. The agreements, if any, identified on SCHEDULE 3 under the caption "Refinanced Indebtedness Agreements" will be terminated upon repayment of the Indebtedness thereunder with the proceeds of the Loans.

     7.12.  ENVIRONMENTAL LAWS.

            (a) The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws and are in compliance in all material respects with any applicable Environmental Laws.

            (b) Except as set forth on SCHEDULE 7.12, each notice, demand, request for information, citation, summons, order or complaint with respect to any alleged failure of the Company or any of its Subsidiaries to comply in any respect with any Environmental Laws on or prior to the date hereof has been addressed, complied with, settled or dismissed in a manner which could not have a material adverse effect on the consolidated financial condition, operations, business or prospects taken on a whole of the Company and its Subsidiaries or
(ii) the ability of the Company or Aerospace to perform its respective obligations under this Agreement, the Notes, Pledge Agreements and French Filing Documents to which it is a party. Except as set forth on SCHEDULE 7.12, all penalties for violations of Environmental Laws on or prior to the date hereof have been paid or adequate reserves are being maintained against any unpaid penalties. Except as set forth on SCHEDULE 7.12, no investigation or review is pending or threatened by any governmental or other entity or other Person with respect to any alleged failure by the Company or any of its Subsidiaries to comply in any respect with any Environmental Laws on or prior to the date hereof.

            (c) Except as set forth on SCHEDULE 7.12, currently, no notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity or other Person with respect to any alleged failure by the Company or any of its Subsidiaries to comply in any respect with any Environmental Laws which in each case could have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries, or (ii) the ability of the Company or Aerospace to perform its respective obligations under this Agreement, the Notes, the Pledge Agreements and French Filing Documents to which it is a party.

            (d) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or leased by the Company or any of its Subsidiaries.

            (e) Except as set forth on SCHEDULE 7.12, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject the Company and its Subsidiaries or any of its property to any Lien, damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Company and its Subsidiaries which in each case could have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries, or (ii) the ability of the Company or Aerospace to perform its respective obligations under this Agreement, the Notes, Pledge Agreements and French Filing Documents to which it is a party.

     7.13.  SUBSIDIARIES, ETC.   Set forth in SCHEDULE 4 hereto is a complete
and correct list of all Subsidiaries of the Company and the respective jurisdiction of organization of each such Subsidiary. The Company owns, free and clear of all Liens, all outstanding shares or other ownership interests of such Subsidiaries.

     7.14.  LIENS.   As of the date hereof, no property of the Company or any
Subsidiary is subject to any Lien, except Liens permitted pursuant to
SECTION 8.6 hereof.

     7.15.  PURPOSE.   The proceeds of the Loans will be used by the Company to
finance working capital expenditures and working capital requirements.

     7.16.  COMPLIANCE.   The Company and its Subsidiaries are in material
compliance with all statutes and governmental rules and regulations applicable to them.

     Section 8.   COVENANTS.   The Company agrees that, so long as any
Commitment is in effect and until payment in full of all Loans and all other amounts payable by the Company hereunder:

     8.1.   FINANCIAL STATEMENTS AND OTHER INFORMATION.   The Company shall
deliver to each of the Banks:

            (a) concurrently with the filing of its Form 10-Q with the Securities and Exchange Commission but in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in respect of such statements in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year and setting forth in respect of such balance sheets the corresponding consolidated figures for the end of the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company which shall state that said financial statements fairly present in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries in accordance with GAAP for such period;

            (b) concurrently with the filing of its Form 10-K with the Securities and Exchange Commission but in any event within 120 days after the end of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied (i) by an unqualified opinion thereon of independent certified public accountants of recognized national standing which shall state that said consolidated financial statements fairly present in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year, and (ii) by a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

            (c) promptly upon their becoming available, copies of all registration statements and reports which the Company shall have filed with the Securities and Exchange Commission;

            (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

            (e) promptly after the Company knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

            (f) promptly upon receipt thereof, a copy of any notice, demand, request for information, citation, summons, complaint, order or other communication from any governmental or other entity or other Person with respect to any alleged failure by the Company or a Subsidiary to comply in any respect with any Environmental Laws or any assertion or allegation of any Lien or liability thereunder;

            (g) the occurrence of a material adverse change in the business, operations or financial condition of the Company and the Subsidiaries taken as a whole; and

            (h) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to SUBSECTION (a) and (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with the financial covenants in this SECTION 8 as of the end of the respective fiscal quarter or fiscal year, as applicable.

     8.2.   LITIGATION.   The Company will promptly give to each Bank notice of
all material legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceeding, affecting the Company or any of its Subsidiaries, except proceedings which would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries taken as a whole.

     8.3.   CORPORATE EXISTENCE, ETC.   The Company will, and will cause each
of its Subsidiaries to: (a) preserve and maintain its corporate or other existence and all of its material rights, privileges, franchises, patents, trademarks, copyrights and all other intellectual property rights used or useful in the business (provided that nothing in this SECTION 8.3 shall prohibit any transaction permitted under SECTION 8.5 hereof); (b) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities, including all Environmental Laws; (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy which is immaterial in amount or the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (d) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; (e) maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities; and (f) upon request, permit representatives of any Bank or the Agent, during normal business hours, to visit its premises, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its senior officers.

     8.4.   INSURANCE.   The Company will, and will cause each of its
Subsidiaries to, keep all of its property adequately insured by financially sound and reputable insurers in accordance with prudent business practices and will carry such other insurance as is customarily maintained in accordance with prudent business practices.

     8.5.   BUSINESS COMBINATIONS AND ASSET DISPOSITIONS.   The Company will
not, nor will it permit any of its Subsidiaries to, merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all of the consolidated assets of the Company and its Subsidiaries, to any Person, except that:

            (a) any Subsidiary may merge or consolidate with the Company (provided that the Company shall be the continuing or surviving corporation), or with any one or more other Subsidiaries;

            (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary; and

            (c) the Company may merge or consolidate with any other corporation, provided that (i) the Company shall be the continuing or surviving corporation, (ii) after giving effect to such merger or consolidation, no Default shall exist under this Agreement and (iii) without limiting the foregoing, assuming that the effective date of such merger or consolidation was the last day of a fiscal quarter, no Default would exist under the financial covenants contained in this SECTION 8.

     8.6.   LIMITATION ON LIENS.   The Company will not, nor will it permit any
of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:


            (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and as to which such reserves or other appropriate provision as may be required by GAAP are being maintained;

            (b) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, capitalized lease or other deferred payment contract, and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 100% (100% in the case of a capitalized lease) of the fair market value of such property at the time of acquisition thereof nor $10,000,000 in the aggregate for the Company and all Subsidiaries at any one time outstanding;

            (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

            (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business;

            (f) Liens granted by any Subsidiary to secure such Subsidiary's indebtedness to the Company or to any other Subsidiary in accordance with
SECTION 8.7(d);

            (g) the Lien provided for in SECTION 4.7(a) and other Liens in favor of the Banks; and
            (h) the Liens contemplated by the Pledge Agreements and French Filing Documents.

     8.7.   INDEBTEDNESS.   The Company will not, and will not permit any of
its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

            (a)  Indebtedness to the Banks hereunder;

            (b)  Indebtedness outstanding on the date hereof and listed in
SCHEDULE 3 hereto, other than the Indebtedness listed under the caption "Refinanced Indebtedness Agreement";

            (c) Indebtedness of the Company having maturities and terms, and which is subordinated to payment of the Notes in a manner approved in writing by the Agent and the Majority Banks;

            (d) Indebtedness of any Subsidiary to the Company or to any other Subsidiary; provided, however, that any Indebtedness of Pyroindustrie S.A. or Aerospace to the Company or Indebtedness of Pyroindustrie S.A. to Aerospace shall be evidenced by a note or instrument which is endorsed to the Agent, as collateral agent on behalf of the Banks and subject to the terms of a Pledge Agreement;

            (e) Indebtedness hereinafter incurred in connection with Liens permitted by SECTION 8.6;

            (f) Indebtedness arising under Rate Hedging Obligations related to the Loans having a Net Mark-to-Market Exposure not exceeding $1,000,000; and

            (g) other Indebtedness approved in writing by the Agent and Majority Banks.

     8.8.   ACQUISITIONS.   The Company shall not, and shall not permit its
Subsidiaries to (whether in one transaction or a series of transactions), purchase or acquire any capital stock or other ownership interests of, or the business or assets of, any Person; provided, that this SECTION 8.8 shall not prohibit (i) the acquisition of equipment, inventory, supplies and materials in the ordinary course of business of the Company and its Subsidiaries as conducted on the date of this Agreement or (ii) any other purchase or acquisition if
(x) the aggregate amount of cash and other consideration paid in respect thereof (including any Indebtedness incurred, issued or assumed as part of such transaction) for all such transactions in any fiscal year does not exceed 10% of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding fiscal year and (y) after giving effect to such transaction, no Default shall exist hereunder.

     8.9.   LINES OF BUSINESS.   The Company will not, nor will it permit any
of its Subsidiaries to, engage to any substantial extent in any line of business other than the business engaged in on the date hereof.

     8.10.  TANGIBLE NET WORTH.   The Company will maintain, as at the last day
of each fiscal quarter beginning with the fiscal quarter ending January 31, 1998, a Consolidated Tangible Net Worth of not less than (a) $166,000,000 plus
(b) 50% of Net Income, if positive, for each fiscal quarter from and including the fiscal quarter ending January 31, 1998 through and including the fiscal quarter then ended plus (c) the net proceeds of the issuance of any capital stock of the Company and its Subsidiaries, all calculated in accordance with GAAP.

     8.11.  INDEBTEDNESS TO EBITDA.   The Company will not permit the ratio of
the consolidated Indebtedness of the Company and its Subsidiaries for the 12-month period ending on the last day of each fiscal quarter to the sum of EBITDA plus interest income for the 12-month period ending on the last day of each fiscal quarter to be (i) in the case of any fiscal quarter ending on or prior to July 31, 1999, greater than 3.0:1.0 and (ii) in the case of any fiscal quarter ending after July 31, 1999, greater than 2.5:1.0; PROVIDED, HOWEVER, such calculation shall be modified to increase EBITDA by up to $12,000,000 on an after tax basis resulting from the early adoption of the new accounting standard no longer permitting capitalization of start-up expenses during the first fiscal quarter of the Company ending on October 31, 1998.

     8.12.  INDEBTEDNESS TO TOTAL CAPITALIZATION.   The Company will not permit
the consolidated Indebtedness of the Company and its Subsidiaries to exceed
(a) 50% of Total

Capitalization as determined on the last day of any fiscal quarter ending on or prior to July 31, 1999, (b) 45% of Total Capitalization as determined on the last day of each fiscal quarter beginning on October 31, 1999 through and including January 31, 2000 and (c) 40% of Total Capitalization as determined on the last day of each fiscal quarter of the Company thereafter.

     8.13.  MINIMUM INTEREST COVERAGE.   The Company will not permit the ratio
of EBITDA for the 12-month period ending on the last day of each fiscal quarter to Interest Expense for the 12-month period ending on the last day of each fiscal quarter to be less than 3.0:1.0.


     8.14.  SALE OF STOCK OF SUBSIDIARIES.   The Company will not, and will not
permit any Subsidiary to, sell or otherwise dispose of, or part with control of, any shares of stock of any Subsidiary, except to the Company or another Subsidiary.

     8.15.  RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS.
The Company will not, and will not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of the Company) to, or otherwise deal with, in the ordinary course of business or otherwise (a) any Affiliate or Substantial Stockholder, or (b) any Person in which an Affiliate, Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding Voting Stock or other ownership interests, except that
(i) any such Affiliate or Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith and (ii) such acts and transactions prohibited by this SECTION 8.15 may be performed or engaged in if (x) authorized specifically or generally by the Company's Board of Directors (exclusive of any Affiliate or Substantial Stockholder who is a director and who have a direct or indirect interest in such transaction) and (y) upon terms not less favorable to the Company or a Subsidiary (as the case may be) than if no such relationship described in CLAUSES (a) and (b) above existed.

     8.16.  ISSUANCE OF STOCK BY SUBSIDIARIES.   The Company will not permit
any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock (other than directors' qualifying shares) except to the Company or another Subsidiary.

     8.17.  COMPLIANCE WITH ERISA.   The Company will not, and will not permit
any Subsidiary to, engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of
Section 4062(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC, to a trust established pursuant to Section 4041(c)(3)(B)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under
Section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a termination of a Plan under Section 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan, the Company or any Subsidiary is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer
Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     Section 9.   EVENTS OF DEFAULT.   If one or more of the following events
(each, an "EVENT OF DEFAULT") shall occur and be continuing:

            (a) The Company shall default in the payment (other than a voluntary prepayment) when due of any principal of or interest on any Loan or any other amount payable by it hereunder and such default (in the case of interest only) shall continue for a period of five (5) days; or

            (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness in the aggregate amount of $5,000,000 or more; or any event specified in any note, agreement, indenture or other document creating, evidencing or securing any such Indebtedness shall occur if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness(or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full, prior to its stated maturity; or

            (c) Any representation, warranty or certification made or deemed made herein, or in any certificate or other writing furnished to any Bank or the Agent pursuant to the provisions hereof or any Pledge Agreement, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

            (d) The Company shall default in the performance of any of its obligations under SECTION 6.2, 8.3, 8.5, 8.6, 8.7, 8.8, 8.10, 8.11, 8.12, 8.13,
8.14, 8.15, 8.16 or 8.17 hereof; or

            (e) The Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

            (f) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (g) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (h) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

            (i) A final judgment or judgments in an amount in excess of $5,000,000 in the aggregate is rendered against the Company or any Subsidiary and, within 60 days after the entry thereof, such judgment or judgment(s) are not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgments are not discharged; or

            (j) An event or condition specified in SECTION 7.8(b) shall occur or exist with respect to any Plan or Multiemployer Plan if as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the consolidated financial condition, business or operations taken as a whole of the Company; or

            (k) a default shall occur with respect to the Company's or Aerospace's performance of any of its obligations under its Pledge Agreement; any Pledge Agreement or French Filing Document shall at any time and for any reason be discontinued or cease to be in full force and effect; or the Lien purported to be created by any Pledge Agreement or French Filing Document shall at any time and for any reason cease to be a duly perfected first priority Lien on the "Collateral", as defined therein; or

            (l)  a Change in Control shall occur; or

            (m) nonpayment by the Company or any Subsidiary of any Rate Hedging Obligations within 5 days of the date when due or the breach by the Company or any Subsidiary of any term, provision or condition contained in any Rate Hedging Agreement.

THEREUPON: (i) in the case of an Event of Default (other than one referred to in SUBSECTION (g) or (h) of this SECTION 9 with respect to the Company), the Agent, upon request of the Majority Banks, may, by notice to the Company, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under SECTION 5.5 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in SUBSECTION (g) or (h) of this SECTION 9 with respect to the Company, the Commitments shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under SECTION 5.5 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

     Section 10.  THE AGENT.

     10.1.  APPOINTMENT, POWERS AND IMMUNITIES.   Each Bank hereby irrevocably
appoints and authorizes the Agent to act as its agent hereunder, and under the Pledge Agreements and French Filing Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, the Pledge Agreements and French Filing Documents, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Pledge Agreements and French Filing Documents, and shall not by reason of this Agreement, the Pledge Agreements and French Filing Documents be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, the Pledge Agreements or French Filing Documents or in any certificate or other documents referred to or provided for in, or received by any of them under, this Agreement, the Notes, the Pledge Agreements or French Filing Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note, the Pledge Agreements, the French Filing Documents or any other document referred to or provided for herein or for any failure by the Company, Aerospace or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder, or under the Pledge Agreements or French Filing Documents; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been consented to in accordance with SECTION 11.6.

     10.2.  RELIANCE BY AGENT.   The Agent shall be entitled to rely upon any
certification, notice or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the Pledge Agreements, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks or all the

Banks if required in accordance with SECTION 11.4, and such instructions of the Majority Banks or all the Banks, as applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     10.3.  DEFAULTS.   The Agent shall not be deemed to have knowledge or
notice of the occurrence of a Default unless the Agent has received notice from a Bank or the Company or Aerospace specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to SECTION 10.1 and SECTION 10.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

     10.4.  RIGHTS AS A BANK.   With respect to its Commitment and the Loans
made by it, The Northern Trust Company in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include The Northern Trust Company in its individual capacity. The Northern Trust Company and its respective Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Affiliates) as if it were not acting as the Agent, and The Northern Trust Company and its respective Affiliates may accept fees and other consideration from the Company for services in connection with this Agreement, the Pledge Agreements or otherwise without having to account for the same to the Banks.

     10.5.  INDEMNIFICATION.   The Banks agree to indemnify the Agent (to the
extent not reimbursed under SECTION 11.3 hereof, but without limiting the obligations of the Company under said SECTION 11.3), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, the Pledge Agreements, the French Filing Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under SECTION 11.3 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

     10.6.  NON-RELIANCE ON AGENT AND OTHER BANKS.   Each Bank agrees that it
has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the

Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

     10.7.  FAILURE TO ACT.   Except for action expressly required of the Agent
hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under
SECTION 10.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.8.  RESIGNATION OF AGENT.   Subject to the appointment and acceptance
of a successor Agent as provided below, the Agent may resign at any time by giving 30 days' notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right to appoint a successor to the resigning Agent from amongst the Banks, subject to the approval of the Company which shall not be withheld unreasonably. If no successor to such Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in Chicago, Illinois and having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this SECTION 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     10.9.  CO-AGENTS.   There shall be no rights, obligations or liabilities
afforded to or imposed upon the Co-Agents by virtue of their status as such.

     Section 11.  MISCELLANEOUS.

     11.1.  WAIVER.   No failure on the part of the Agent or any Bank to
exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Note or the Pledge Agreements or French Filing Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     11.2.  NOTICES.   All notices and other communications provided for herein
shall be given or made in writing and telecopied, mailed or delivered, in the case of the Company or the Agent, to its respective address or telecopy number set forth on the signature pages hereof, and in the case of a Bank, to its notice address or telecopy number specified in SCHEDULE 1 hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when properly transmitted by telecopier or personally delivered or, in the case of a mailed notice, three Business Days after being deposited in the mail, first class postage prepaid, in each case given or addressed as aforesaid; provided, that notices to the Agent shall be effective only upon actual receipt.

     11.3.  EXPENSES, ETC.   The Company agrees to pay or reimburse each of the
Banks (in the case of CLAUSES (b) and (c) below) and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Gardner, Carton & Douglas and Soulier & Associes, each special counsel to the Agent) in connection with
(i) the negotiation, preparation, execution and delivery of this Agreement, the Notes, the Pledge Agreements and French Filing Documents and the making of the Loans hereunder, (ii) any amendment, modification or waiver of any of the terms of this Agreement, any of the Notes, the Pledge Agreements or French Filing Documents, and (iii) any examination and inspection of the Company by the Agent pursuant to SECTION 8.3(f) hereof if an Event of Default shall have occurred and be continuing; (b) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees) in connection with any Default and any enforcement or collection proceedings resulting therefrom; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Notes, the Pledge Agreements, French Filing Documents or any other document referred to herein or therein.

     11.4.  AMENDMENTS, ETC.   Except as otherwise expressly provided in this
Agreement, any provision of this Agreement may be waived, amended or modified only by an instrument in writing signed by the Company, the Agent and the Majority Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by the Agent and all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments (except as specifically provided in SECTION 2.11), (b) extend the date fixed for the payment of principal of or interest on any Loan (except as specifically provided in SECTION 2.11),
(c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this SECTION 11.4, (e) amend the definition of the term "Majority Banks", (f) waive any condition precedent set forth in SECTION 6 hereof, or (g) release the "Collateral" referred to in the Pledge Agreements or French Filing Documents from the Lien in favor of the Agent, on behalf of the Banks or release any guaranty.

     11.5.  SUCCESSORS AND ASSIGNS.   This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and permitted assigns.


     11.6.  ASSIGNMENTS AND PARTICIPATIONS.

            (a) The Company may not assign its rights or obligations hereunder, the OEA Pledge Agreement or under the Notes without the prior consent of all of the Banks and the Agent.

            (b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank or any other interest of such Bank. Each Bank shall promptly provide notice of the identity of each Participant to the Company and the Agent. In the event of any such sale by a Bank of participating interests to a Participant, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of its Note for all purposes hereunder, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interest, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder.

            (c) Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision hereunder other than any amendment, modification or waiver of any provision hereunder with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor, if any, of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

            (d) The Company agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 4.7 in respect of its participating interest in amounts owing hereunder to the same extent as if the amount of its participating interest were owing directly to it as a Bank hereunder, provided that each Bank shall retain the right of setoff provided in SECTION 4.7 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 4.7, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 4.7 as if each Participant were a Bank.

            (e) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASER") all or any part of its rights and obligations hereunder. Such assignments shall be pursuant to Assignment Agreements substantially in the form of EXHIBIT G hereto. The consent of the Company and the Agent shall be required prior to any assignment becoming effective with respect to the Purchaser which is not a Bank or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Bank's Commitment (calculated as the date of such assignment).

            (f) Upon (i) the delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to EXHIBIT G hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SUBSECTION (e) above, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable Assignment Agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under this Agreement will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all rights and obligations of a Bank hereunder, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Agent shall be required to release the transferor Bank with respect to the percentage of its Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 11.6, the transferor Bank, the Agent and the Company shall make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note or, as appropriate, a replacement Note, is issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

            (g) The Company authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest hereunder by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by SECTION 11.10 of this Agreement.

     11.7.  SURVIVAL.   The obligations of the Company under SECTIONS 5.1, 5.5
and 11.3 hereof shall survive the repayment of the Loans and the termination of the Commitments.

     11.8.  CAPTIONS.   The table of contents and captions and section headings
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     11.9.  COUNTERPARTS.   This Agreement may be executed in any number of
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     11.10. CONFIDENTIALITY.   Each Bank and the Agent agree to use reasonable
precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information
(a) to the extent required by statute, rule, regulation or judicial process,
(b) to counsel for or other professional advisors to any of the Banks or the Agent, (c) to bank examiners, auditors or accountants, (d) to any other Bank,
(e) in connection with any litigation to which any one or more of the Agent or Banks is a party or (f) to any Affiliate of the Agent or any Bank.

     11.11. GOVERNING LAW.   THIS AGREEMENT, OEA PLEDGE AGREEMENT AND THE NOTES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

     11.12. WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OEA PLEDGE AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     11.13. CONSENT TO JURISDICTION.   THE COMPANY HEREBY ABSOLUTELY AND
IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS IN CONNECTION WITH ANY SUITS, ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE COMPANY BY THE AGENT OR ANY BANK ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OEA PLEDGE AGREEMENT, THE FRENCH FILING DOCUMENTS, OR THE NOTES, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN SUCH SUIT, ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) THE COMPANY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT; (B) THE COMPANY IS IMMUNE FROM SUIT OR ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY; (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; (D) THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER; OR (E) THIS AGREEMENT, THE OEA PLEDGE AGREEMENT, THE FRENCH FILING DOCUMENTS, OR THE NOTES MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. NOTHING CONTAINED HEREIN SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY BANK MAY HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE OEA PLEDGE AGREEMENT, THE FRENCH FILING DOCUMENTS, OR THE NOTES AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     11.14. NO FIDUCIARY RELATIONSHIP.   The Company acknowledges and agrees
that the lending relationship hereby created with the Banks is and has been conducted on an open and arm's-length basis in which no fiduciary relationship exists between the Company and any Bank or the Agent and that the Company has not relied and is not relying on any such fiduciary relationship in consummating the transactions contemplated hereby.

     11.15  AMENDMENT AND RESTATEMENT.   The Company and the Banks hereby agree
and confirm that this Agreement amends and restates the Prior Agreement in its entirety, and that the Notes executed in favor of the Banks hereunder are in continuation of and substitution for, and not in repayment of, any note delivered in connection with the Prior Agreement. Nothing herein or in any document delivered in connection herewith shall be construed to constitute payment or termination of any obligations in connection with the Prior Agreement or notes under the Prior Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        OEA, INC.


                                        By:/s/ J. T. McConathy
                                           -----------------------------------
                                             Name:  J. Thompson MCConathy
                                                   ---------------------------
                                             Title: VICE PRESIDENT FINANCE


                                        Address:  34501 E. Quincy Avenue
                                                  Denver, Colorado  80250


                                        Telecopy No.:  (303)693-0385
                                        Attention:     JOHN E. BANKO

                                        THE NORTHERN TRUST COMPANY,
                                             as Agent

                                        By:/s/ James F.T. Monhart
                                           -----------------------------------
                                             Name: James F.T. Monhart
                                                   ---------------------------
                                             Title: Vice President

                                        Address:  50 South LaSalle Street
                                                  Chicago, Illinois  60675

                                        Telecopy No.: (312)444-5055

                                        Attention:    James Monhart

                                        BANKS:

                                        THE NORTHERN TRUST COMPANY, individually


                                        By:/s/ James F.T. Monhart
                                           -----------------------------------
                                             Name: James F.T. Monhart
                                                   ---------------------------
                                             Title: Vice President

                                        BANQUE NATIONALE DE PARIS, individually
                                             and as Co-Agent


                                        By:/s/ Clive Bettles
                                           -----------------------------------
                                             Name:  Clive Bettles
                                                   ---------------------------
                                             Title: Senior Vice President and
                                                    Manager

                                        By:/s/ Marc Schaefer
                                           -----------------------------------
                                             Name:  Marc Schaefer
                                                   ---------------------------
                                             Title: Assistant Vice President

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        individually and as
                                          Co-Agent

                                        By:/s/ W. J. Sullivan
                                           -----------------------------------
                                             Name:  WILLIAM J. SULLIVAN
                                                   ---------------------------
                                             Title: VICE PRESIDENT


                                        UNION BANK OF CALIFORNIA, N.A.,
                                        individually and as Co-Agent

                                        By:/S/ John C. Lee
                                           -----------------------------------
                                             Name:  John C. Lee
                                                   ---------------------------
                                             Title: Assistant Vice President

                                        CREDIT AGRICOLE INDOSUEZ, individually

                                        By:/s/ David Bouhl
                                           -----------------------------------
                                             Name:  DAVID BOUHL, F.V.P.
                                                   ---------------------------
                                             Title: HEAD OF CORPORATE BANKING
                                                       CHICAGO

                                        By:/s/ K. L. ABBOTT
                                           -----------------------------------
                                             Name:  KATHERINE L. ABBOTT
                                                   ---------------------------
                                             Title: FIRST VICE PRESIDENT



                                        LASALLE NATIONAL BANK, individually


                                        By:/s/ Harold Steben
                                           -----------------------------------
                                             Name:  Harold Steben
                                                   ---------------------------
                                             Title: Senior Vice President


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD., individually


                                        By:/s/ Mark A. Thompson
                                           -----------------------------------
                                             Name:  Mark A. Thompson
                                                   ---------------------------
                                             Title: Senior Vice President and
                                                    Team Leader